                                                                   EXHIBIT 10.97

                                             LEGATO AGREEMENT NO.: 271-ATSP-4453

[LEGATO LOGO]

             LEGATO AUTHORIZED TECHNICAL SUPPORT PROVIDER AGREEMENT

This Authorized Technical Support Provider Agreement, including the attached Exhibits (the "Agreement"), with an effective date commencing on the latest date appearing next to the parties' signatures below (the "Effective Date"), is between LEGATO SOFTWARE, a division of EMC Corporation, a corporation organized under the laws of Massachusetts, located at 2350 West El Camino Real, Mountain View, CA 94040 ("Legato"), and MTI TECHNOLOGY CORPORATION, a corporation organized under the laws of Delaware, with its principal place of business at 14661 Franklin Avenue, Tustin, CA 92780 ("Reseller" "or "Customer"). All defined terms referenced herein shall have the meaning set forth in the Reseller Agreement, unless defined differently herein.

Whereas Legato and Reseller entered into a reseller agreement ("Reseller Agreement") under which Legato grants Reseller rights to resell Legato's Software and Updates; and

Whereas Reseller sells its own technical support services to its customers who have licensed Legato Software; and

Whereas Legato requires Reseller to purchase Technical Support from Legato if Reseller provides its own technical support services to licensees of Legato Software.

NOW THEREFORE THE PARTIES AGREE AS FOLLOWS:

1. Legato will provide Technical Support services to Reseller as defined in this Agreement. Technical Support Fees will be determined by Legato based upon Reseller's performance rating as further described in Section 4.2 of the Terms and Conditions to this Agreement.

2. Legato agrees to provide additional services, if selected below, which are as described further in this Agreement. Payment of the fees for the additional service option(s) selected below (if any) shall be due and payable upon the Effective Date of this Agreement, or, for future options for additional services, upon the date that such additional services are ordered. If Reseller exercises an option for a PSAM and/or an ESS after the Effective Date of this Agreement, the fees shall be prorated so that these options terminate at the end of the Term, or the next anniversary date.

ADDITIONAL SERVICE OPTIONS: BELOW CHOOSE ONE OR BOTH, IF DESIRED, AND AFFIX INITIALS

PSAM @ US$15,000/CONTRACT YEAR: X            ESS @ US$35,000/CONTRACT YEAR:

                           _________
                           (Initial)               (Initial) [ILLEGIBLE]

3. THE TERM of this Agreement shall commence on the Effective Date and shall continue for one year ("Contract Year") plus 45 days grace as provided in
Section 9.

IN WITNESS WHEREOF, THE PARTIES HAVE CAUSED THIS AGREEMENT TO BE EXECUTED BY THEIR DULY AUTHORIZED REPRESENTATIVES.

LEGATO SOFTWARE, a division of EMC      RESELLER: MTI TECHNOLOGY CORPORATION
Corporation

By:    /s/ Robert E. Sliney               By:    /s/ Todd Schaeffer
       -----------------------------             -------------------------------
       AUTHORIZED REPRESENTATIVE                  AUTHORIZED REPRESENTATIVE

Name:  Robert E. Sliney                   Name:  Todd Schaeffer

Title: RE Sliney CFO Legato Division      Title: Chief Financial Officer

Date:  9-3-03                             Date:  9-3-03

                            [STAMP]
                             DATE
                            9/3/03
                           APPROVED
                            LEGATO
                           CONTRACTS
                          [ILLEGIBLE]
                              BY
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                                             LEGATO AGREEMENT NO.: 271-ATSP-4453

                  LEGATO AUTHORIZED TECHNICAL SUPPORT PROVIDER
                              TERMS AND CONDITIONS

1.    DEFINITIONS:

1.1 ADMINISTRATIVE CONTACT: means Reseller's designee responsible for the Legato relationship and allocation of Technical Contacts within Reseller's organization. This is a non-technical role; the Administrative Contact cannot open Cases but is authorized to escalate existing Cases unless such Administrative Contact is also a Technical Contact.

1.2   BUG-FIX RELEASE: means a Revision of the Software that corrects a Problem.

1.3 BUSINESS DAY: means Monday through Friday, 8:00 a.m. to 5:00 p.m., Reseller's local time.

1.4 CASE: means one (1) distinct documented Problem initiated by a Technical Contact that is reported to Legato's Technical Support organization and recorded in Legato's Problem Tracking System. Each Problem is assigned a case number for record and tracking purposes. A separate Case must be created for each, distinct Problem. Throughout the Problem diagnostic and resolution process for each Case, there will be a requirement for ongoing communications utilizing the telephone, email or a combination of both with Legato's Technical Support organization.

1.5 END-USER ("EU"): means the person or entity that agrees to the terms of Legato's then-current, standard End-User License Agreement and is authorized to access and use the Software.

1.6 ENHANCEMENT: means a new feature or functionality not available in the current Software release, tracked as a Request for Feature Enhancement ("RFE").

1.7 ESCALATION (ESCALATE): means the request by Reseller to expedite the resolution process of a specific Problem.

1.8   ESS: means an Enterprise Support Specialist.

1.9 FIX: means the repair or replacement of object or executable code versions of Software to remedy a Problem.

1.10 MAJOR RELEASE: means a Revision of the Software that delivers significant improvements or enhancements of existing features and/or functionality to the Software.

1.11 MINOR RELEASE: means a Revision of the Software that delivers minor improvement, incremental features or enhancements of existing features, and/or functionality to the Software.

1.12 PERFORMANCE CRITERIA: means the performance by Reseller of all Level 1 and Level 2 Support requirements, including those specified in Exhibit B, measured as follows:

1.12.1 EXCEPTIONAL: means Reseller has met such requirements for more than 90% of the Cases escalated to Legato.

1.12.2 COMPLIANT: means Reseller has met such requirements for 70% to 90% of the Cases escalated to Legato.

1.12.3 NON-COMPLIANT: means Reseller has met such requirements for less than 70% of the Cases escalated to Legato.

1.13  PSAM: means a Premium Support Account Manager.

1.14 PROBLEM: means an error in the Software that causes it not to conform materially to the Documentation.

1.15 PROBLEM RESOLUTION: means the use of commercially reasonable efforts to correct a Problem.

1.16 PROBLEM TRACKING SYSTEM: means the Legato tracking system used to document and track resolution of Problem.

1.17 PURCHASE ORDER: means i) a purchase order issued by Reseller to Legato for Technical Support for an End-User or ii) the purchase by Reseller on Legato's e-Commerce site of Technical Support for an End-User. The information contained in the Purchase Order shall be consistent with any Quotation that has been issued and contain this ATSP Agreement Number, End-User name and address or site(s), End-User installed base, term of Technical Support and the Technical Support Fee.

1.18 QUOTE (QUOTATION): means a document issued by Legato to Reseller which specifies the Technical Support Fees which Reseller is expected to pay Legato.

1.19 RELEASE: means the general release version of the Software containing feature function enhancements. General form of the Release is: X.yy.z where X represents a Major Release or base level version; yy represents a Minor Release; and z represents a Bug fix Release.

1.20 REPLICATE/REPLICATION: means Reseller must provide to Legato details of how the Problem can be recreated, and specific details regarding the platform on which the problem can be recreated; however, in cases where replication is unsuccessful,

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                                             LEGATO AGREEMENT NO.: 271-ATSP-4453

      Reseller must provide evidence of the steps taken with all relevant details like the platform, OS, hardware and software details about the unsuccessful attempt.

1.21 REVISION: means the interim version of a Release containing code corrections and product quality improvements.

1.22 SEVERITY: means a technical or functional description and the associated business impact of a reported Problem.

1.23 SOFTWARE: means the Legato computer software programs which are licensed in object code form, including any error corrections and updates provided by Legato.

1.24 SUPPORTED END-USER ("SUPPORTED EU"): means an End-User for which Reseller has issued a Purchase Order for Technical Support.

1.25  SUPPORT LEVELS: MEANS the various levels of support services, as follows:

1.25.1 LEVEL 1 SUPPORT: means the initial response (and any follow-up response as appropriate) by Reseller to a support request. Level 1 Support includes: taking ownership of Supported End-User; providing technical assistance (help desk) to Supported End-Users; compiling and maintaining a thorough diagnostic log; providing known Fixes and Workarounds for Problems; resolving non-defect Problems; searching eKnowledgeBase, PartnerNet and Product documentation; and escalate unresolved problems to Level 2 Support.

1.25.2 LEVEL 2 SUPPORT: means a second, higher level of technical support provided by Reseller to its End-User and includes: provision of in-depth diagnostics; solving or providing a Workaround for Problems; providing Problem source identification; providing onsite support; performance of Problem Replication and Replication guidance; providing Fix and Workaround verification; and Escalation of unresolved Problems or those requiring formal Problem Resolution to Level 3 Support by submitting the then-current Problem escalation form available from Legato technical support staff.

1.25.3 LEVEL 3 SUPPORT: means a level of remote support provided by Legato technical support staff and consists of: Verification of Level 1 and Level 2 support delivery by Reseller; repair of replicated code defects; in-house validation of code Fixes; delivery of validated Fixes to Reseller; provision of new Fixes and Workarounds for Problems; resolution of Problems through formal Problem resolution procedures; providing proactive defect notifications to Reseller; other assistance requiring knowledge of the Software; delivery of chalk talks and hosting of Knowledge-Share program.

1.26 TECHNICAL CONTACT: Means Reseller's designated technical support contact as identified in Exhibit 1.

1.27 TECHNICAL SUPPORT: means Level 3 Support as defined in Section 1.24.3 above.

1.28  TECHNICAL SUPPORT FEE(S): means the fee(S) provided by Section 3

1.29 UPDATE SUBSCRIPTION: shall mean an agreement to supply Updates to an End-User (including initial Software licenses that carry a one-year subscription for Updates.)

1.30 WORKAROUND: means a temporary solution or Fix that restores operational capability without severely compromising the performance of the Software or integrity of the operating system or data. Workarounds may include changes to configuration parameters or operational processes.

2     SCOPE

2.1 This Agreement contains the terms and conditions for the provision of Technical Support to Reseller for each of its Supported End-Users by Legato's Technical Support organization to Reseller for all Legato Software which Reseller is then authorized to resell pursuant to a Reseller Agreement. Where Software certification or training is available, Reseller's Technical Contacts must complete the certification or training to qualify to support the Software. Additionally, if Reseller selected the delivery of services from a PSAM and/or from an ESS on Page 1 of this Agreement, then this Agreement shall also provide for delivery of such services from said resources. Technical Support shall be provided by Legato only to (i) support Reseller on behalf of Supported EU(s) for whom Reseller is opening a Case with Legato and who are under current Legato Updates Subscription; and (ii) Technical Contacts identified by Reseller by submission of a completed Exhibit A form, as amended from time to time by Reseller. Technical Support is provided for an unlimited number of named Technical Contacts and is available to Reseller 365 days a year, twenty-four hours a day. If Reseller selects the PSAM option and/or the ESS option, the availability of these personnel is as described in Sections 15 and 16 respectively.

2.2 Any Reseller requested visits to Reseller's or Supported EU's site by Legato shall be controlled by Section 4.13.

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                                             LEGATO AGREEMENT No.: 271-ATSP-4453

3     FEES, PAYMENT TERMS, INITIAL CURRENT PERCENTAGE

3.1 FEES BASE. Reseller shall purchase Technical Support for each: (i) Update Subscription sold by it (including Software licensed on a 1-Y basis), and
      (ii) renewal by it of an Update Subscription. The fee for such support shall be the Current Percentage (as defined in Section 3.3) of the then-current Software list price for the Software to be supported.

3.2 PAYMENT & TERMS. Reseller shall submit a Purchase Order for each purchase of Technical Support at the time of sale of Update subscription or renewal. It shall pay all invoices without offset within thirty (30) days of the invoice date.

3.3 CURRENT PERCENTAGE AND REVISIONS. Initially, the Current Percentage shall be 2% of list price of Reseller's EU's installed base Software. At the end of each Contract Year, the Current Percentage shall be reset to the applicable percentage by applying the Performance Criteria to Reseller's performance during such year as follows:

         If Reseller is rated as "Exceptional", 1%;

         If Reseller is rated as "Compliant", 2%;

         If Reseller is rated as "Non-Compliant", 7%

4     LEGATO RESPONSIBILITIES

4.1 TECHNICAL SUPPORT. Legato shall provide Technical Support to Reseller. If Reseller chooses a PSAM and/or an ESS, Legato shall also provide such services.

4.2   PERFORMANCE RATING.

4.2.1 Legato shall gather and analyze information from the Cases opened by Reseller. It shall rate Reseller's performance based on the Performance Criteria. Legato shall review the performance rating with the Reseller every six (6) months after the Effective Date of this Agreement including any renewal period. If Reseller is determined by Legato to be Non-Compliant as defined in Section 1.12.3, its performance shall be reviewed every month thereafter. During the Contract Year, if Reseller goes from Non-Compliant to Compliant with less than six months remaining in the Contract Year, Legato shall only review Reseller's performance at the anniversary date. For the Reseller to be considered Compliant once a Reseller is determined to be Non-Compliant, its metrics must fall within at least Compliant as defined in Section
         1.12.2 by the end of the Contract Year based upon measuring its performance for the entire Contract Year.

4.2.2 REVIEW OF TECHNICAL CONTRACTS. If Reseller is Non-Compliant for any six month period, Legato shall notify Reseller of those Reseller Technical Contacts who are Non-Compliant. During the subsequent ninety (90) day period, Legato and Reseller will monitor the cases referred by such individual to Legato. In the event that such Technical Contact(s) fail to be Compliant with respect to the Problems escalated by them during such period, Legato may request that such individual be removed from the list of authorized Technical Contacts by Reseller and Reseller shall so remove such individual.

4.3 CASE HANDLING. All Cases escalated to Legato will be handled by Legato Technical Staff trained and qualified as eligible to provide support to Resellers.

4.4 CUSTOMER SATISFACTION. Legato will, from time to time, conduct satisfaction surveys, through a selected third party, of Legato End-Users, Resellers and Reseller's Supported End-Users. To the extent possible, Legato shall provide feedback to Reseller based on the responses collected from the Supported End-Users.

4.5 PROBLEM RESOLUTION. Legato shall exercise commercially reasonable efforts to resolve any Problem reported by Technical Contact in the current Release or the prior unmodified Minor Release of the Software in accordance with the Severity Level initially and as reasonably assigned to such Problem by Reseller and reasonably confirmed by Legato or re-assigned as mutually agreed to by the parties. The Severity Levels are as defined below:

4.5.1 SEVERITY LEVEL 1, CRITICAL: means that a business process and system functionality are critically affected. A system Workaround is required immediately;

4.5.2 SEVERITY LEVEL 2, SERIOUS: means that a business process and system functionality are seriously affected; system and/or data is exposed to potential loss or interruption. Near-term system Workaround is required;

4.5.3 SEVERITY LEVEL 3, Medium Impact: means business process and system functionality are moderately affected; critical system and/or data not at risk. System Workaround requested; and

4.5.4 SEVERITY LEVEL 4, LOW: means business process and system functionality are marginally affected or unaffected. System and/or data not at risk. Request for minor Fix, information or RFE.

4.6 CASE TRACKING. During the term of this Agreement, Legato shall receive and track Cases reported by the Technical Contact via telephone, e-mail, or thru the web twenty-four hours per day, 365 days per year ("24X365").

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                                             LEGATO AGREEMENT NO.: 271-ATSP-4453

4.7 TECHNICAL SUPPORT. During the Term of this Agreement, Legato will provide Technical Support to Technical Contacts for new Severity 1 Cases 24X365. SEVERITY 1 PROBLEMS MUST BE REPORTED VIA TELEPHONE. Legato will provide Technical Support assistance to Technical Contacts for Severity 2, Severity 3 and Severity 4 Problems during regular business hours on Legato's Business Days.

4.8 SERVICE LEVEL OBJECTIVES. Legato shall use its commercially reasonable efforts to meet the following service level objectives and response times.

Severi        First
 ty         Technical      Contact-Status    Problem
Level       Response         Frequency      Resolution
  1           Live              Daily        Continuous
            Transfer*

  2         <1 hour             Daily        Continuous
                                              Business
                                                Days

  3         <4 hours           Weekly       As required

  4        1 Business         Monthly       As required
               Day

Severity 1 Problems will be directly transferred to a technical support engineer with commercially reasonable efforts to expedite resolution of the Problem 24X365, whenever possible. *Legato commits to a thirty (30) minute objective for first technical response to Severity 1 Cases during peak time or non-Business Day situations. Reseller acknowledges these are objectives only and Legato shall not be held liable in the event they do not meet the times specified herein.

4.9 COMMUNICATION FREQUENCY. Frequency of ongoing communication between Legato's technical support engineers and the Technical Contact is intended to drive Problem Resolution and may change when jointly agreed to by parties.

4.10 LIMITATIONS OF SUPPORT. Legato will have no obligation to support: (i) modified or damaged Software or any portion of the Software incorporated with or into other software (to the extent not modified or damaged by Legato); (ii) Software that is not the current Release or the prior unmodified Major Release of the Software; (iii) problems caused by Reseller's negligence, abuse or misapplication, use of the Software other than as is specified in the Documentation, or other causes beyond the control of Legato; or (iv) Software installed with any hardware or software that is not supported by Legato. Legato will not be responsible for the cost of any changes to Reseller's hardware or software which may be necessary to use the Software due to a Workaround or Update.

4.11 RECLASSIFICATION OF SEVERITY LEVEL. Legato reserves the right to downgrade the Severity of a Case as solutions are provided to lessen the Problem impact or in the event that the Technical Contact does not engage cooperatively in like resolution efforts.

4.11.1 If the information, as specified in Section 5.1.5 [Problem Reporting/Replication] is not received by Legato (i) via telephone for Severity Level 1 Cases within 1 hour of reporting, or (ii) via telephone or email or the web regarding Severity Level 2 within one (1) day of reporting, the Case may be downgraded to the next Severity Level.

4.12  CASE CLOSURE. A Case is closed when:

4.12.1   A solution or answer is provided;

4.12.2   A Fix is provided;

4.12.3   A Workaround as mutually agreed by the parties is provided;

4.12.4 Other vendor solution is identified (i.e. operating system, network or hardware);

4.12.5   Product documentation bug is submitted;

4.12.6   A Problem is identified and the Fix is incorporated into a future
         Release;

4.12.7   A Request for Enhancement is submitted; or

4.12.8 If information requested in Section 5.1.5 regarding any reported Severity Level 3 Problems is not received by Legato within 5 days of reporting.

4.13 ON-SITE SUPPORT SERVICES. At the request of Reseller, Legato may provide, if mutually agreed to, on-site support to a Supported EU. Reseller agrees to: (i) pay in advance to Legato the then- current daily rate for on-site support which is $1200, plus travel and living expenses and submit to Legato an appropriate purchase order for on site support based on Legato's reasonable estimate of the number of days required to perform the on-site support; and (ii) require the Supported EU to sign a copy of Legato's limitation of liability agreement attached hereto as Exhibit C and return a copy of the fully executed agreement to Legato's support representative. Legato will not perform on-site support services until receipt of a signed limitation of liability agreement and advance payment of applicable fees.

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                                             LEGATO AGREEMENT No.: 271-ATSP-4453

4.14 LEVEL 1 AND 2 SUPPORT BY LEGATO. If Reseller has a staffing shortage for providing Levels 1 or 2 Support to its customers, Legato agrees to take these call at a fee of $550 per call. Any call taken under this Subsection
      4.14 will not be counted toward compliance metrics/records in determining Reseller's Performance Criteria. The fees will be assessed a Case through resolution. If the Case recurs, the existing Case will be reopened by Legato.

4.14.1 In order for Legato to provide Levels 1 or 2 Support to Reseller, Reseller agrees to provide Legato a master purchase order for Legato to invoice against.

5     RESELLER'S RESPONSIBILITIES

5.1   Reseller shall provide Level 1 and Level 2 Support for Supported EUs.

5.2 In order to receive Technical Support or other services from Legato, Reseller must have a valid Reseller Agreement in place with Legato.

5.2.1 TECHNICAL CONTACTS. All Technical Contacts must either be certified or have completed technical training. Reseller's technical staff that perform Level 2 Support and interface with Legato Level 3 Support staff should, at a minimum, be certified where product certification is available. Reseller shall complete an Exhibit A form and return it to Legato within three (3) Business Days of the Effective Date, with identification of a minimum of one (1) Technical Contact and one (1) alternate. Reseller shall communicate permanent changes or additions to the Technical Contact list at least three (3) business days prior to any request by a new Technical Contact for any technical assistance, by submitting a newly completed Exhibit A to Legato. There is no charge to Reseller for changes to the Technical Contact list.

5.2.2 USE OF END-USER INFORMATION. Legato agrees not to use any End-User information to contact Supported End-Users directly. Notwithstanding the foregoing, Legato may use Supported End- User information to contact Supported End-Users directly to provide Update Subscriptions and Technical Support in the event that prior to such contact: (i) Legato shall have notified Reseller that such Supported EU was due for renewal of Update Subscription, and (ii) Reseller has failed to renew Update Subscription for its Supported End-Users within 45 days after the Updates Subscription expired; or Reseller is no longer authorized to provide Update Subscription or Technical Support to such Supported EU.

5.2.3 END-USERS NOT IDENTIFIED. Legato shall have no obligation to accept calls from nor to open cases for Reseller on behalf of End-Users for whom Reseller has not submitted a Purchase Order.

5.2.4 CASE MANAGEMENT. All Case activity will be opened and managed by Technical Contacts.

5.2.5 PROBLEM REPORTING/REPLICATION. Reseller shall notify Legato of Problems in accordance with the then-current Legato problem reporting procedures. The information required to be reported is contained on a form located at the following URL:

5.2.6    http://www.legato.com/support/partner_new_cases.cfm

5.2.7 Reseller may submit the form to Legato or may refer to the questions in the form when opening a Case with Legato. Reseller shall effectively Replicate Problems as set forth in this Agreement.

5.2.8 ACCESS TO INFORMATION. Subject to Reseller's security requirements, Reseller will provide Legato with access to and use of all information and system facilities reasonably determined necessary by Legato to provide timely support pursuant to the terms herein. To the extent Reseller's computing system environment permits remote access, Reseller shall provide Legato with all required user IDs and passwords so that Legato may endeavor to remedy any Problems, in whole or in part, via remote system access.

5.3 SOFTWARE REGISTRATION. Reseller agrees to register all Software and Updates purchased under the terms of the Reseller Agreement on behalf of an End-User under the End-User's name. Further, Legato shall have no obligation to provide Technical Support for Software and/or Updates not registered by Reseller in End-User's name.

6     ESCALATION PROCEDURE FOR SEVERITY 1 CASES

6.1 Escalation of Severity Level 1 cases shall be handled in accordance with Legato's standard Severity Level 1 escalation process. With respect to Severity Level 1 Problems, if the parties have not determined a mutually satisfactory Problem Resolution within a reasonable timeframe and there is non-arbitrary and non-capricious disagreement between the parties as to the appropriate procedure to follow to reach such Problem Resolution, then either party may escalate the Problem in accordance with Sections 6.2 and 6.3.

6.2 Reseller and Legato will work to ensure that proper resources are brought to bear on Escalated problems that are Software related. The parties' efforts will include, where necessary or appropriate as mutually

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                                             LEGATO AGREEMENT NO.: 271-ATSP-4453

      determined by the parties, Reseller's and Legato's assignment of additional technical support personnel, and establishment of escalation specific processes, operations and management contacts (the "Escalation Action Plan").

6.3 Each party will designate its Escalation management contact that will be available at any time (24X365). Reseller's escalation management contact will contact Legato dispatch for routing to the appropriate Legato management contact to develop an action plan. This plan will outline the specific steps the parties will take. When both parties agree that an Escalated Problem has achieved Problem Resolution, the Escalation shall be closed.

7     OTHER ERRORS

7.1 If Legato reasonably believes that a Supported EU's Problem reported by Reseller may not be due to a problem in the Software, Legato will so notify Reseller, who then may either: (i) instruct Legato to proceed with Problem determination at Reseller's possible expense, as further provided below; or (ii) advise Legato that Reseller does not wish the Problem pursued at its possible expense, in which case Legato may elect, at its sole discretion, to not pursue the Problem without liability therefore.

7.2 If Reseller requests that Legato proceed with Problem determination at Reseller's possible expense, and Legato subsequently determines that the error was not caused by a Problem in the Software, Reseller shall compensate Legato for all work performed in connection with such determination on a time and materials basis, plus reasonable related expenses incurred therewith, at Legato's then-current professional services time and materials rates.

7.3   Reseller shall not be liable for:

7.3.1 Legato's work on problem determination or repair associated with or resultant from Problem(s) in the Software;

7.3.2 Work performed by Legato, which was not authorized pursuant to Reseller's instruction, as provided in Section 7.1(i) above;

7.3.3 Work performed by Legato after receipt of Reseller's notice that it no longer wishes Legato to work, at Reseller's expense, on a problem that Legato previously identified as a problem that may not be caused by the Software. Reseller's notice will be effective as of the date such notice is actually received by Legato.

8     OWNERSHIP

8.1 RIGHTS OF LEGATO. Reseller acknowledges that Legato provides services to other resellers of Legato and agrees that nothing in this Agreement will be deemed or construed to prevent Legato from carrying on such business. Legato shall retain all right, title and interest in any Software and any modifications, additions to, or derivative works of such Software.

9     TERM, RENEWAL, AND TERMINATION

9.1 TERM. This Agreement shall have an initial term as specified in Section 3 of Page 1, unless terminated earlier as provided in this Section 9. At the end of the Contract Year and any renewal year, this Agreement shall automatically extend for a forty-five day grace period. If during such grace period the parties execute a renewal agreement, this Agreement shall extend for an additional one year to the following anniversary date, plus an additional grace period. Otherwise, the Agreement shall terminate (i) upon notice by either party that they do not wish to renew the Agreement, or (ii) upon expiration of the grace period without due execution of such Renewal Agreement. If, at the end of the Contract Year, Reseller is rated to be Non-Compliant, Legato shall have the option to not renew this Agreement.

9.2 RIGHT TO TERMINATE. Legato shall have the right to terminate this Agreement if:

9.2.1 Legato is asked by Reseller to provide Technical Support under the auspices of a specified Supported End-User and, in fact, it is for another End-User. Legato considers such a request a substantial breach of this Agreement; or

9.2.2    Reseller fails to pay pursuant to Section 3.3.

9.3 TERMINATION FOR CAUSE. Either party has the right to terminate this Agreement if the other party breaches or is in default of any obligation hereunder (including the failure to make any payment when due) which default is incapable of cure or which, being capable of cure, has not been cured within thirty (30) days after receipt of written notice from the non-defaulting party or within such additional cure period as the non-defaulting party may authorize in writing.

9.4 TERMINATION FOR BANKRUPTCY. Legato may terminate this Agreement upon the filing by or against Reseller of any action under any federal, state or other applicable bankruptcy or insolvency law.

9.5 TERMINATION OF SOFTWARE SUPPORT. Legato shall have the right not to renew Technical Support for any Software by providing written notice of such election at least ninety (90) days prior to the termination of such support services for that Software, provided that Legato no longer generally provides Technical Support for such Software, or, upon renewal, no

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                                             LEGATO AGREEMENT NO.: 271-ATSP-4453

      longer provides the specific services previously offered.

9.6 TERMINATION OF RESELLER AGREEMENT. Legato shall have the right to terminate this Agreement if Reseller's Reseller Agreement is terminated or is not renewed by Legato for whatever reason.

9.7 EFFECT OF TERMINATION. Following termination or expiration of this Agreement (except for termination by Legato for breach by Reseller): (i) Legato shall provide Technical Support to Reseller for those Supported End-Users whose anniversary renewal date has not yet occurred, and shall continue to do so until the renewal date; and (ii) Reseller will meet all obligations set forth in this Agreement with respect to such Supported End-Users.

9.9 SURVIVAL OF TERMS. The following terms shall survive any expiration or termination of this Agreement: Sections: 1, Definitions; 3, Fees; 8, Ownership; 9 Term, Renewal, and Termination; 10, Warranty and Disclaimer; and 11, Limitation of Liability.

10    WARRANTY AND DISCLAIMER

10.1 LIMITED WARRANTY. Legato warrants that services provided hereunder will be performed with the same degree of skill and professionalism as is demonstrated by like professionals performing services of a similar nature. Legato does not provide a guarantee to fix any reported problems or provide Fixes within a pre-defined time frame. Legato hereby disclaims all warranties express or implied, statutory, or otherwise, including without limitation any implied warranties of merchantability, fitness for a particular purpose, and non-infringement. Legato actively solicits RFE's from its Resellers, however, this in no way commits Legato to implement any such changes. In addition, Technical Support is limited to assisting Reseller with current production Software and does not include support of other software (device drivers, shell scripts or special programs) or hardware (tape drives, autochangers, etc.) not normally supported or certified by Legato.

11    LIMITATION OF LIABILITY

11.1 LIMITATION OF LIABILITY. In addition to the Limitation of Liability set forth in Reseller's Reseller Agreement with Legato, and notwithstanding anything in this Agreement or the license agreement to the contrary or the failure of an essential purpose of any limitation of liability or limited remedy, Legato's entire aggregate liability arising from or relating to this Agreement, under any legal theory (whether in contract, tort, indemnity or otherwise), will be limited to the amounts paid by Reseller for the Technical Support for the Contract Year in which such liability first arose.

11.2 LIABILITY ARISING FROM REMOTE ACCESS. To the extent that Reseller suffers any damage as a direct result of Legato or Legato's employees or agents intentionally committing any wrongful act in connection with the use of user ID's and/or passwords to gain remote access to Reseller's computer system, Legato will remain liable for damages suffered by Reseller without regard to the limits imposed by to Section 11.1 above.

12    NON-SOLICITATION

12.1 NON-SOLICITATION. Neither party will, during the Term or any renewal hereof, and for one (1) year after its termination, solicit for hire as an employee, consultant or otherwise any of the other party's personnel who have had direct involvement with the performance of this Agreement, without such other party's express written consent.

13    TAXES

13.1 Reseller is responsible for payment of all taxes of every kind imposed in connection with the sale to Reseller of Technical Support or which Legato may incur in respect of this Agreement (except for taxes imposed on Legato's income) including all import duties, customs fees, levies or imposts, and all sales, use, value added, gross receipts or other taxes of any nature and any penalties, interest and collection or withholding costs associated with any of the foregoing items. All such amounts are in addition to other amounts payable hereunder and this obligation shall survive termination or expiration of this Agreement.

14    CONFIDENTIAL INFORMATION

14.1 PROTECTION OF CONFIDENTIAL INFORMATION. Each party will protect the other's Confidential Information from unauthorized dissemination and use the same degree of care that such party uses to protect its own like information, but in no event less than a reasonable degree of care. Neither party will disclose to third parties the other's Confidential Information without the prior written consent of the other party. Neither party will use the other's Confidential Information for purposes other than those necessary to directly further the purposes of this Agreement. Notwithstanding the foregoing, either party may use or disclose Confidential Information to the extent such party is legally compelled to disclose such Confidential Information provided, however, that prior to any such compelled disclosure, the disclosing party will notify the non-disclosing party and will cooperate fully with the non-disclosing party in protecting against any such

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                                             LEGATO AGREEMENT NO.: 271-ATSP-4453

      disclosure and/or obtaining a protective order narrowing the scope of such disclosure and/or use of the Confidential Information. The parties agree that any breach of this Section would cause irreparable harm to the disclosing party for which monetary damages would not be adequate and therefore, the parties agree that in the event of a breach of this Section, the disclosing party shall be entitled to equitable relief in addition to any remedies it may have hereunder or at law.

14.2 NOTIFICATION OF EMPLOYEES. Each party agrees to take appropriate action by instruction, agreement or otherwise with its employees, agents and contractors allowed access to the Confidential Information to satisfy its obligations under this Section.

15 PSAM OPTION. If Reseller chooses the PSAM option on Page 1 of this Agreement, Legato shall provide the following services.

15.1 PREMIUM SUPPORT ACCOUNT MANAGER ("PSAM"). During the term of this Agreement Legato shall assign a PSAM to Reseller, to provide account management services during normal business hours. The services provided by the PSAM include:

15.1.1 monthly conference calls to gain familiarity with Reseller's environment, build Reseller's account profile, review of Case activity;

15.1.2   proactive notification of patch availability, and Software alerts;

15.1.3   single point of contact for situation and Escalation management; and

15.1.4 liaison for Reseller's feedback and suggestions regarding Software, including RFEs, to Legato's product management group.

15.2 ALTERNATE PSAM. Legato will provide an alternate PSAM contact point when PSAM is unavailable due to training, vacation or other attrition.

16    ENTERPRISE SUPPORT SPECIALIST ("ESS") OPTION

16.1 If Reseller chooses the ESS option on Page 1 of this Agreement, Legato shall provide the following services within normal business hours:

16.1.1 A designated Senior Legato Support Engineer from the ESS Team who is most experienced in the Legato Software and customer configurations, for the Reseller providing focused technical support. During the Business Day, the ESS will receive incoming Cases from the Reseller, and assume responsibility to bring the Case to closure. It is the responsibility of the ESS to work closely with the designated Partner's Support staff and the PSAM, if applicable, to build an ongoing relationship, and to resolve technical Cases in a timely manner.

16.2     The ESS representative will:

16.2.1   Monitor case progression, ensuring efficient and accurate resolution.

16.2.2 Assist in Problem identification and resolution, expediting Legato Software issues within Legato's Product Specialist and Current Product Engineering groups.

16.2.3   Manage escalation through Legato Technical Support Management team.

17    ENFORCEMENT OF AGREEMENT

17.1 GOVERNING LAW. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts, without regard to the principles of conflict of laws or the United Nations Convention on Contracts for the International Sale of Goods.

17.2 JURISDICTION. The U.S. federal and state courts of the Commonwealth of Massachusetts shall have sole and exclusive jurisdiction and venue for all actions arising from or relating to this Agreement. The parties expressly waive any objection to the jurisdiction, venue, or convenience of such courts.

17.3 ASSIGNMENT. Neither this Agreement nor any rights or obligations hereunder, in whole or in part, shall be assignable or otherwise transferable by Reseller. Any unauthorized attempt by Reseller to assign or transfer this Agreement or any rights or obligations hereunder shall be null and void. Legato may assign or transfer this Agreement to (i) any of its majority-owned subsidiaries or affiliates, or (ii) to an entity that acquires a controlling interest in Legato as the result of a merger or sale of substantially all of Legato's assets or capital stock.

17.4 NO WAIVER. Failure by either party to enforce any provision of this Agreement will not be deemed a waiver of future enforcement of that or any other provision, nor will any single or partial exercise of any right or power hereunder preclude further exercise of any other right hereunder.

17.5 EQUITABLE RELIEF. The parties agree that a breach of this Agreement adversely affecting Legato's intellectual property rights in the Software or Documentation may cause irreparable injury to Legato for which monetary damages may not be an adequate remedy and Legato shall be entitled to equitable relief in addition to any remedies it may have hereunder or at law.

17.6 SEVERABILITY. If for any reason a court of competent jurisdiction finds any provision of this Agreement, or

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                                             LEGATO AGREEMENT NO.: 271-ATSP-4453

      portion thereof, to be unenforceable, that provision of the Agreement will be enforced to the maximum extent permissible so as to effect the intent of the parties, and the remainder of this Agreement will continue in full force and effect.

17.7 FORCE MAJEURE. Except for the obligation to make payments, nonperformance of either party shall be excused to the extent performance is rendered impossible due to causes beyond such party's reasonable control.

18    ENTIRE AGREEMENT

18.1 RESELLER. Except for the Reseller Agreement, the provisions of this Agreement, including any Schedules, Appendices, Attachments or Exhibits, constitute the entire agreement between the parties with respect to the subject matter hereof, and this Agreement supersedes all prior agreements or representations, oral or written, regarding such subject matter, including the AUTHORIZED TECHNICAL SUPPORT PROVIDER AGREEMENT BETWEEN THE PARTIES EFFECTIVE 1 SEPTEMBER 2002. This Agreement may not be modified or amended except in a writing signed by a duly authorized representative of each party. Each party agrees that use of pre-printed forms, including, but not limited to e-mail, purchase orders, acknowledgements or invoices, is for convenience only and all pre-printed terms and conditions stated thereon, except as specifically set forth in this Agreement, are void and of no effect. Unless otherwise expressly set forth in an Addendum, Exhibit, Attachment or Schedule, as so designated, in the event of conflict between this Agreement and any Addendum, Exhibit, Attachment or Schedule, the terms of this Agreement shall prevail.

18.2 NOTICES. Any notice, report, approval or consent required or permitted hereunder shall be in writing and will be deemed to have been given if:
      (i) delivered personally, on delivery; (ii) mailed by registered air mail postage prepaid; or (iii) sent by facsimile followed by a hard-copy confirmation on transmission by facsimile, to the respective addresses of the parties set forth below or as may be otherwise designated by like notice from time to time.

      If to Legato:

         LEGATO SOFTWARE DIVISION OF EMC CORP.
         2350 W. El Camino Real
         Mountain View, CA 94040
         Attn: office of General Counsel
         Telephone: 650 210 7000
         Fax: 650 210 7800

      If to Reseller:

         MTI TECHNOLOGY CORPORATION
         14661 Franklin Avenue
         Tustin, CA 92780
         USA
         Attention: Todd Schaeffer, CFO
         Telephone No.: 714-481-7800
         Facsimile No.: 714-481-4141
         Email: TSchaeffer@mti.com

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                                             LEGATO AGREEMENT NO.: 271-ATSP-4453

                                   EXHIBIT A

                       RESELLER CONTACT INFORMATION FORM

RESELLER NAME:
Address
City, State, Zip

ADMINISTRATIVE CONTACT:                   LEGATO CONTACT CODE (LEGATO USE ONLY)
Phone Number                              FAX #
E-mail Address                            Pager/Cell #

TECHNICAL CONTACT #1:                     Legato Contact Code (Legato use only):
Phone Number                              FAX #
E-mail Address                            Pager/Cell #

TECHNICAL CONTACT #2:                     Legato Contact Code (Legato use only):
Phone Number                              FAX #
E-mail Address                            Pager/Cell #

TECHNICAL CONTACT #3:                     Legato Contact Code (Legato use only):
Phone Number                              FAX#
E-mail Address                            Pager/Cell #

TECHNICAL CONTACT #4:                     Legato Contact Code (Legato use only):
Phone Number                              FAX #             Phone Number
E-mail Address                            Pager/Cell #      E-mail Address

TECHNICAL CONTACT #5:                     Legato Contact Code (Legato use only):
Phone Number                              FAX #             Phone Number
E-mail Address                            Pager/Cell #      E-mail Address

TECHNICAL CONTACT #6:                     LEGATO CONTACT CODE (LEGATO USE ONLY)
Phone Number                              FAX #
E-mail Address                            Pager/Cell #

TECHNICAL CONTACT #7:                     Legato Contact Code (Legato use only):
Phone Number                              FAX #
E-mail Address                            Pager/Cell #

RESELLER'S NAME: MTI TECHNOLOGY CORPORATION

_________________________________________         TODD SCHAEFFER
  (AUTHORIZED SIGNATURE)                          ---------------
                                                   (PRINTED NAME)

  CFO                                                  9-3-03
-------                                                ------
(TITLE)                                                (DATE)

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                                             LEGATO AGREEMENT NO.: 271-ATSP-4453

Send form to: Legato Software, a division of EMC Corporation, Attn: Support Sales and Renewals, 3210 Porter Drive, Palo Alto, CA 94304 U.S.A., or send via facsimile to: (650) 812-6053 (US Resellers))

If there is a change pertaining to any of the Technical Contacts on this
Schedule 1, Reseller is required to submit an amended Schedule 1 to Legato.

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                                             LEGATO AGREEMENT NO.: 271-ATSP-4453

                                   EXHIBIT B

The following sets forth examples of the steps that Reseller is required to take in performing Level 1 and Level 2 Support.

LEVELS 1 & 2 SUPPORT REQUIRES RESELLER TO:

1.    Provide technical assistance (help desk) to Supported End-Users.

2.    Provide known Fixes and Workarounds for Problems to Supported EUs.

3. Analyze log files and all other relevant information gathered in Level 1 troubleshooting.

4.    Research Legato's eKnowledgeBase tool to provide answers to known issues.

5. Research Legato's PartnerNet facility to search for known Software defects and eliminating these as possible issues.

6. Use commercially reasonable efforts to eliminate the possibility of the Problem being associated to an operating system or other vendor software issue, either software or hardware (this includes where necessary opening support cases with relevant vendors).

7. Use commercially reasonable efforts to eliminate possibility of the Problem being associated to network related issues.

8. Use commercially reasonable efforts to Replicate the Problem in a non-production environment. If the Replication attempt is unsuccessful then a complete step by step procedure must be provided outlining the Replication attempt including all versions of software involved including hostnames of machines.

9. Prepare all information for Level 3 Support. This includes but is not limited to:

      9.1   Provision of all relevant log files;

      9.2 Detailed analysis with date and time stamps of relevant error messages; and

      9.3 Detailed information showing what search information has already been used in Legato's eKnowledgeBase tool, including Problem description, Software name and version, relevant operating system or platform information, and relevant error messages.

10. Provide all details showing what has been done to eliminate the operating system, network, hardware and software as being a possible problem source (to include any related open case information with other vendors).

11. Provide details related to Replication procedure and log file information from the Replication environment.

12. Provide details on how Level 3 Support can use remote support tools to access the Replication environment.

13. Provide hourly contact for Severity 1 Cases, daily contact for Severity 2 Cases, weekly contact for Severity 3 Cases and monthly contact for Severity 4 Cases during the life of the Case through Case Closure; and Escalation of unresolved Problems or those requiring formal Problem Resolution to Level 3 Support by submitting the then-current problem escalation form available from Legato technical support staff.

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                                             LEGATO AGREEMENT NO.: 271-ATSP-3980

                                   EXHIBIT C
      LIMITATION OF LIABILITY IN CONSIDERATION OF ON SITE SUPPORT SERVICES

                                     EXAMPLE

This Limitation of Liability is executed by ____________________________________ _________________________ (insert full corporate name of Reseller's End User) in consideration of the performance of On Site Technical Support Services by Legato Software, a division of EMC Corporation ("Legato") on or about _________________ _____________________________________ (insert date or period) at our premises at
_______________________________________________ [insert address of Reseller's
End-User].

We agree that Legato will not be liable under any legal or equitable theory, whether based upon contract, tort or any other basis, arising out of or relating to On Site Technical Support Services for: (i) negligence, except gross negligence or willful misconduct; (ii) any indirect, special, incidental, or consequential damages, however caused; (iii) damages for lost profits or lost data; or (iii) cost of replacement of data or the procurement of substitute software or services. Legato's entire liability arising from or relating to the provision of On-Site Technical Support Services is limited to the amount of the Legato fees billed to Legato's Reseller for such services.

This limitation is subject to the condition that during the time that Legato provides On-Site Technical Support services, Legato shall maintain workers compensation insurance in the amount required by statute, comprehensive general liability insurance with coverage of at least one million dollars ($1,000,000) and professional errors and omissions insurance for bodily injury, property damage or other losses with coverage of at least one million dollars ($1,000,000), in connection with the provision of Legato's On Site Technical Support Services

IN WITNESS WHEREOF, this Limitation of Liability has been duly executed on _________________________________________________________ (insert date).

            _____________________________________
              (Insert Company Name)

            By: _________________________________
                          (Signature)
                    Authorized Representative

            Name:________________________________
                        (Print Name)

            Title:_______________________________

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